Exhibit 99.1

DUN & BRADSTREET ENTERS INTO AGREEMENT TO ACQUIRE BISNODE, A LEADING EUROPEAN DATA & ANALYTICS BUSINESS

Short Hills, NJ, October 7, 2020: Dun & Bradstreet Holdings, Inc. (“Dun & Bradstreet” or the “Company”) (NYSE:DNB), a leading global provider of business decisioning data and analytics, through its subsidiary Dun & Bradstreet Holdings BV (“Bisnode”), today announced that it has entered into a definitive agreement to purchase the outstanding shares of Bisnode Business Information Group AB, a leading European data and analytics firm and long-standing member of the Dun & Bradstreet Worldwide Network. The estimated purchase price upon closing is 7.2B SEK or approximately $818 million USD. The transaction is expected to close in January 2021, subject to required regulatory approvals and customary closing conditions.

“We are pleased to bring Bisnode into the Dun & Bradstreet family following a nearly two-decade strategic alliance,” said Anthony Jabbour, Chief Executive Officer at Dun & Bradstreet. “The powerful combination of our data, analytics and innovative solutions, paired with Bisnode’s deep client relationships and expertise in European markets will provide our existing and future clients with vital business intelligence to support their own growth ambitions. We look forward to welcoming the Bisnode team to Dun & Bradstreet and to working together to grow the global business.”

As Dun & Bradstreet unites the two complementary organizations after a successful 17-year alliance, it builds on the strong foundations of the relationship to deliver numerous strategic benefits that align to the Company’s previously stated growth objectives:

•	The acquisition positions Dun & Bradstreet to rapidly expand across the Scandinavian, DACH (Germany, Austria and Switzerland) and central European countries.

•	Upon transaction close, Dun & Bradstreet will add over 110,000 Bisnode customers to its client base, ranging from small businesses to large enterprises, including having direct access to nearly 50 Global 500 companies headquartered in Bisnode territories.

•	The deal provides direct access to Bisnode’s 33 million records from 550+ sources throughout Europe, contributing to the scale, depth, diversity and accuracy of the Company’s constantly expanding Data Cloud that contains comprehensive information on more than 360 million total businesses.

•	Upon transaction close, the Company plans to rapidly introduce its modern Finance & Risk and Sales & Marketing solutions at scale to clients across Europe, providing vital business intelligence to help them compete, thrive and grow.

•	With deep industry roots, a long-established alliance and local European expertise, the Dun & Bradstreet and Bisnode teams are well-positioned to realize operational efficiencies and hit the ground running upon transaction close.

“Integrating our two leading organizations provides significant opportunity to deliver a broader product set to a substantially larger global client base. As the international business community becomes increasingly data-driven, we look forward to combining our teams to unlock further potential, drive innovation and deliver solutions that are tuned to client and market needs,” said Neeraj Sahai, President of Dun & Bradstreet International.

Upon the close of the transaction and to further support its growth agenda, Dun & Bradstreet will establish an International Strategic Advisory Board which will be led by Sahai with inclusion of Jonas Wiström, Chief Executive Officer for Ratos AB.

"Over the past years, Bisnode has undergone a successful development where the focus has been on stability and profitability. Future growth aimed at taking a leading position requires that Bisnode participate in the consolidation that is taking place in the increasingly global market for data and analytics. We are convinced that Dun & Bradstreet is the best possible partner to lead this consolidation. The combined strengths of our assets and capabilities will greatly serve our respective clients, increase competitiveness and position Dun & Bradstreet/Bisnode for long-term growth. I look forward to joining the Dun & Bradstreet International Strategic Advisory Board,” said Wiström.

Upon the close of the transaction, it is expected that 75% of the consideration would be paid in cash and 25% of the consideration would be paid in newly issued shares of common stock of the Company in a private placement.

Conference Call and Webcast Information

Dun & Bradstreet will host a conference call on October 8, 2020 at 8:30 a.m. ET to review the details of the transaction. The conference call can be accessed live over the phone by dialing 877-407-9208, or for international callers 201-493-6784. A replay will be available from 11:30 a.m. ET on October 8, 2020, through October 15, 2020, by dialing 844-512-2921, or for international callers 412-317-6671. The replay passcode will be 13711527.

The call will also be webcast live from Dun & Bradstreet’s Investor Relations website at https://investor.dnb.com. Following the completion of the call, a recorded replay of the webcast will be available on the website.

About Dun & Bradstreet

Dun & Bradstreet, a leading global provider of business decisioning data and analytics, enables companies around the world to improve their business performance. Dun & Bradstreet’s Data Cloud fuels solutions and delivers insights that empower customers to accelerate revenue, lower cost, mitigate risk, and transform their businesses. Since 1841, companies of every size have relied on Dun & Bradstreet to help them manage risk and reveal opportunity.

About Bisnode

Bisnode is a leading European provider of data and analytics specializing in customizing credit, business and market information that makes it easier for businesses to make smart decisions. Headquartered in Stockholm, Sweden, and employing about 2,000 people, Bisnode is the largest strategic alliance of Dun & Bradstreet, covering the Scandinavian, DACH and central Europe regions.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on Dun & Bradstreet management's beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Dun & Bradstreet undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties that forward-looking statements are subject to include, but are not limited to: (i) our ability to consummate the acquisition of Bisnode, including receipt of regulatory approvals and satisfaction of any other conditions to closing; (ii) an outbreak of disease, global or localized health pandemic or epidemic, or the fear of such an event (such as the COVID-19 global pandemic), including the global economic uncertainty and measures taken in response; (iii) the short- and long-term effects of the COVID-19 global pandemic, including the pace of recovery or any future resurgence; (iv) our ability to implement and execute our strategic plans to transform the business; (v) our ability to develop or sell solutions in a timely manner or maintain client relationships; (vi) competition for our solutions; (vii) harm to our brand and reputation; (viii) unfavorable global economic conditions; (ix) risks associated with operating and expanding internationally; (x) failure to prevent cybersecurity incidents or the perception that confidential information is not secure; (xi) failure in the integrity of our data or systems; (xii) system failures and/or personnel disruptions, which could delay the delivery of our solutions to our clients; (xiii) loss of access to data sources; (xiv) failure of our software vendors and network and cloud providers to perform as expected or if our relationship is terminated; (xv) loss or diminution of one or more of our key clients, business partners or government contracts; (xvi) dependence on strategic alliances, joint ventures and acquisitions to grow our business; (xvii) our ability to protect our intellectual property adequately or cost-effectively; (xviii) claims for intellectual property infringement; (xix) interruptions, delays or outages to subscription or payment processing platforms; (xx) risks related to acquiring and integrating businesses and divestitures of existing businesses; (xxi) our ability to retain members of the senior leadership team and attract and retain skilled employees; (xxii) compliance with governmental laws and regulations; (xxiii) risks associated with our structure and status as a "controlled company;" and (xxix) the other factors described under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Cautionary Note Regarding Forward-Looking Statements” and other sections of our final prospectus dated June 30, 2020 and filed with the Securities and Exchange Commission on July 2, 2020, in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and the Company’s subsequent filings with the Securities and Exchange Commission.

For more information, contact:

Investor Contact:

Debra McCann

973-921-6008

IR@dnb.com

Media Contacts:

Louise Cavanagh

+44 (20) 71495051

cavanaghl@dnb.com

Lisette Kwong
+1 (973) 382-6335

kwongl@dnb.com